Exhibit 10.1

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A — Partners’ Contributions and Partnership Interests

Exhibit B — Capital Account Maintenance

Exhibit C — Special Allocation Rules

Exhibit D — Notice of Redemption

Exhibit E — Constructive Ownership Definition

Exhibit F — Notice of Conversion

Exhibit G — Notice of Forced Conversion

Exhibit H — Schedule of Partners’ Ownership with Respect to Tenants

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AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. (this “Agreement”), dated as of [                            , 2010], is entered into by and among STAG Industrial GP, LLC, a Delaware limited liability company (the “General Partner”), STAG Investments III, LLC, a Delaware limited liability company (“Fund III”), STAG REIT (as defined below) and the other Persons (as defined below) that are party hereto from time to time and whose names are set forth on Exhibit A as attached hereto (as it may be amended from time to time) (each, a “Limited Partner”).

WHEREAS, the limited partnership was formed on December 21, 2009 and an Agreement of Limited Partnership, dated as of December 21, 2009 (the “Original Agreement”), was entered into between the General Partner, as general partner, and STAG REIT and STAG Investments II, LLC, a Delaware limited liability company (“Fund II”), as the initial limited partners.

WHEREAS, Fund II assigned its limited partnership interest in the limited partnership to Fund III (the General Partner, STAG REIT and Fund III collectively, the “Initial Partners”);

WHEREAS, STAG REIT and the other Partners intend to consolidate the ownership and management of a portfolio of primarily single tenant real estate assets in STAG Industrial Operating Partnership, L.P. (the “Partnership”) through the Initial Public Offering (as defined below) and a series of contribution transactions involving the Limited Partners (other than STAG REIT) pursuant to that certain Master Roll-Up Agreement dated as of July 2, 2010 (the “Roll-Up Agreement”) and those certain contribution agreements dated as of [                   , 2010] (each, a “Contribution Agreement” and together, the “Contribution Agreements”);

WHEREAS, the Initial Partners desire to amend and restate the Original Agreement in its entirety and enter into this Amended and Restated Agreement of Limited Partnership of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the foregoing recitals are incorporated into, and made a part of this Agreement, and the parties hereto hereby further agree as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“704(c) Value” means (i) in the case of Contributed Property, the fair market value of such Contributed Property or other consideration at the time of contribution, and (ii) in the case of Adjusted Property, the fair market value of such Adjusted Property at the time its carrying value is adjusted pursuant to Exhibit B, in each case as determined by the General Partner using such reasonable method of valuation as it may adopt.  Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties or Adjusted Properties in a single or integrated transaction among separate properties on a basis proportional to their respective fair market values.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.4(a) hereof.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year.

“Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

“Adjustment Event” means any of the following events: (i) the Partnership makes a distribution on all outstanding OP Units in OP Units; (ii) the Partnership subdivides the outstanding OP Units into a greater number of OP Units or combines the outstanding OP Units into a smaller number of OP Units; or (iii) the Partnership issues any OP Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units under Section 4.6(a) need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of OP Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of OP Units pursuant to the Plan, or any other long-term incentive plan, any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any OP Units to STAG REIT in respect of a capital contribution to the Partnership of proceeds from the sale of securities by STAG REIT.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power, alone or together, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, as reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom all or a portion of a Partnership Interest has been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, all cash revenues and funds received plus any reduction in reserves and less interest and principal payments on debt, all cash expenditures (including capital expenditures), investments in any entity and any additions to reserves and other adjustments, as determined by the General Partner in its sole and absolute discretion.

“Board of Directors” means the Board of Directors of STAG REIT.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

“Capital Account Limitation” has the meaning set forth in Section 8.7(a).

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, or 4.3 hereof.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Amount” means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

“Certificate” means the Certificate of Limited Partnership of the Partnership as filed in the office of the Delaware Secretary of State on December 21, 2009, as amended and/or restated from time to time in accordance with the terms hereof and the Act.

“Charter” means the charter of STAG REIT filed with the State Department of Assessments and Taxation of the State of Maryland on December 16, 2009, as amended and/or restated from time to time.

“Closing Date” means the date of consummation of the first sale of REIT Shares pursuant to the Initial Public Offering.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Units” means the OP Units other than any series of units of limited partnership interest issued in the future and designated as preferred or otherwise different from the common units, including, but not limited to, with respect to the payment of distributions, including distributions upon liquidation.

“Compensation Committee” means the Compensation Committee of the Board of Directors.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Constituent Person” has the meaning set forth in Section 8.7(g).

“Constructively Own” means ownership under the constructive ownership rules described in Exhibit E.

“Contribution Agreement” and “Contribution Agreements” each has the meaning set forth in the recitals hereto.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

“Conversion Date” has the meaning set forth in Section 8.7(b).

“Conversion Factor” means 1.0, subject to adjustment as follows: (i) in case STAG REIT shall (A) make a distribution on the outstanding REIT Shares in REIT Shares and the Partnership does not make a corresponding distribution with respect to all OP Units, (B) subdivide or reclassify the outstanding REIT Shares into a greater number of REIT Shares, or (C) combine or reclassify the outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution or subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of OP Units shall be entitled to receive, upon exchange thereof, the number of REIT Shares which the holder would have owned at the opening of business on the day following the date fixed for such determination had such OP Units been exchanged immediately prior to such determination; (ii) in case the Partnership shall subdivide or reclassify the outstanding OP Units into a greater number of OP Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of OP Unit holders subject to such subdivision or reclassification shall be proportionately adjusted so that a holder of OP Units shall be entitled to receive, upon exchange thereof, the number of REIT Shares which the holder would have owned at the opening of business on the day following the date fixed for such determination had such OP Units been exchanged immediately prior to such determination; (iii) in case the General Partner or STAG REIT distributes any rights, options or warrants to all holders of REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares, at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the sum of (x) number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus (y) a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable);

provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and (iv) in case STAG REIT shall, by distribution or otherwise, distribute to all holders of its REIT Shares, (A) capital shares of any class other than its REIT Shares, (B) evidence of its indebtedness or (C) assets (excluding any rights or warrants referred to in clause (iii) above, any cash distribution lawfully paid under the laws of the state of organization of STAG REIT, and any distribution referred to in clause (i) above) and shall not cause a corresponding distribution to be made to all holders of OP Units, the Conversion Factor shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Daily Market Price per REIT Share on the date fixed for such determination, and of which the denominator shall be such Daily Market Price per REIT Share less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board resolution certified by the Secretary of STAG REIT and delivered to the holders of the OP Units) of the portion of the capital shares or evidences of indebtedness or assets so distributed applicable to one REIT Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

“Conversion Notice” has the meaning set forth in Section 8.7(b).

“Conversion Right” has the meaning set forth in Section 8.7(a).

“Covered Person” has the meaning set forth in Section 7.8(a).

“Daily Market Price” means, with respect to a Trading Day, the last sale price for REIT Shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices for REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors.

“Debt” means, as to any Person, as of any date of determination; (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized.

“Depreciation” means, for each taxable year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, “Depreciation” shall be an amount which bears the same ratio to the beginning Carrying Value of such asset as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis of such asset; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to the beginning Carrying Value of such asset using any reasonable method selected by the General Partner.

“Distributed Right” shall have the meaning set forth in subsection (iii) of the definition of “Conversion Factor.”

“Distribution Payment Date” means the dates upon which the General Partner makes distributions in accordance with Section 5.1 of this Agreement.

“Economic Capital Account Balances” has the meaning set forth in Section 6.1(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.  Any reference herein to a specific section or Title of ERISA shall be deemed to include a reference to any corresponding provision of future law.

“Event of Bankruptcy” has the meaning set forth in Section 13.1(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“final adjustment” has the meaning set forth in Section 10.3(b)(ii).

“flow through entity” has the meaning set forth in Section 3.3(c)(iii).

“Forced Conversion” has the meaning set forth in Section 8.7(c).

“Forced Conversion Notice” has the meaning set forth in Section 8.7(d).

“Fund II” has the meaning set forth in the recitals hereto.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner or STAG REIT for the purpose of providing funds to the Partnership.

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” means STAG Industrial GP, LLC, a Delaware limited liability company, or any Person who becomes an additional or a successor general partner of the Partnership.  STAG Industrial, GP, LLC is wholly-owned by the STAG REIT, and is an entity that is disregarded as separate from its sole owner for federal income tax purposes under Treas. Reg. Section 301.7701-3.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner of the Partnership.  A General Partner Interest may be (but is not required to be) expressed as a number of OP Units.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of (a) his or its status as the General Partner, or as a trustee, director, officer, stockholder, partner, member, employee, representative or agent of STAG REIT or the General Partner or any of their Subsidiaries or as an officer, employee, representative or agent of the Partnership or (b) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates or employees of STAG REIT, the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Partners” has the meaning set forth in the recitals hereto.

“Initial Public Offering” means the initial public offering of REIT Shares under the Securities Act pursuant to that certain underwriting agreement, dated [                 , 2010] among STAG REIT, the Partnership and the underwriters named therein.

“Initial REIT Capitalization” means the issuance of one thousand (1,000) REIT Shares by STAG REIT for cash on December 16, 2009, constituting the initial capitalization of STAG REIT.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person named as a limited partner of the Partnership in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.  For purposes of this Agreement and the Act, the Limited Partners shall constitute a single class or group of limited partners.  The initial Limited Partners are Fund III and STAG REIT.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Limited Partner Interest may be (but is not required to be) expressed as a number of OP Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.

“LTIP Unit” means an OP Unit which is designated as an “LTIP Unit,” which represents a profits interest in future appreciation and certain distributions of Available Cash, and which has the rights, preferences and other privileges designated in Section 4.6 hereof and elsewhere in this Agreement and in the Plan in respect of LTIP Unitholders.  The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time by the General Partner.

“LTIP Unit Agreement” means each or any, as the context implies, LTIP unit agreement entered into by an LTIP Unitholder and the Partnership upon acceptance of an award of LTIP

Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).

“LTIP Unitholder” means a Person that holds LTIP Units.

“Management Company” means STAG Industrial Management, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Partnership, and any successor thereto, provided that such successor continues to manage or advise the General Partner.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Section l(b) of Exhibit B.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Section l(b) of Exhibit B.

“New Securities” has the meaning set forth in Section 4.2(b) hereof.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(l), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-l(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

“OP Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3.  The number of OP Units outstanding and the Percentage Interest in the Partnership represented by such OP Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time.  The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

“OP Unit Economic Balance” has the meaning set forth in Section 6.1(c).

“Original Agreement” has the meaning set forth in the recitals hereto.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means STAG Industrial Operating Partnership, L.P., a limited partnership heretofore formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  There may be one or more classes or series of Partnership Interests.  A Partnership Interest may be (but is not required to be) expressed as a number of OP Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by STAG REIT for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the OP Units owned by such Partner by the total number of OP Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Person” means an individual or a real estate investment trust, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan” means the STAG Industrial, Inc. 2010 Equity Incentive Plan, as such plan may be amended from time to time.

“Plan Asset Regulation” has the meaning set forth in Section 7.9(e) hereof.

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.6(a) hereof.

“Redemption Right” has the meaning set forth in Section 8.6(a) hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Share” means a share of common stock, par value $0.01 per share, of STAG REIT.

“REIT Share Offering” means a primary offering by STAG REIT of its REIT Shares, including, without limitation, the Initial Public Offering and any other offerings.

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of OP Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect as of the specified redemption date; provided, that, in the event that STAG REIT or the General Partner issues to all holders of REIT Shares and not to holders of OP Units as of a certain record date Distributed Rights, with the record date for such Distributed Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Distributed Rights have not expired or are still exercisable as of the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Distributed Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2(b)(i)(A) or 2(b)(ii)(A) of Exhibit C to eliminate Book-Tax Disparities.

“Roll-Up Agreement” has the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the Partnership of a Notice of Redemption; provided, that if STAG REIT combines its outstanding

REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

“STAG REIT” means STAG Industrial, Inc., a Maryland corporation and the sole member of the General Partner, and any successor thereto.

“Subsidiary” means, with respect to any Person, any real estate investment trust, corporation, partnership, limited liability company or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Tenant” means any tenant from which STAG REIT derives rent either directly or indirectly through partnerships or limited liability companies, including through the General Partner and the Partnership.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Trading Days” means days on which the primary trading market for REIT Shares, if any, is open for trading.

“Transaction” has the meaning set forth in Section 8.7(g).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date; over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date; over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Unvested LTIP Units” has the meaning set forth in Section 4.6(b)(i).

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the Daily Market Price for the ten (10) consecutive Trading Days immediately preceding the Valuation Date.

“Vested LTIP Units” has the meaning set forth in Section 4.6(b)(i).

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1             Continuation.

The Partners hereby continue the Partnership as a limited partnership under and pursuant to the Act.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2             Name.

The name of the Partnership heretofore formed and continued hereby shall be “STAG Industrial Operating Partnership, L.P.”.  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “LP”, “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3             Registered Office and Agent; Principal Office.

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The principal office of the Partnership shall be c/o STAG Industrial, Inc., 99 Chauncy Street, 10th Floor, Boston, MA 02111, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4             Power of Attorney.

(a)           Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (B) all instruments that the

General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with the terms of this Agreement; (C) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (E) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(ii)           execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

(b)           The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s OP Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.  Notwithstanding anything to the contrary set forth in this Section 2.4(b), no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5             Term.

The term of the Partnership commenced on the date that the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in perpetuity, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6             Partnership Interests Are Securities.

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1             Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership formed pursuant to the Act; provided, however, that, from and after the Closing Date, such business shall be limited to and conducted in such a manner as to permit STAG REIT at all times to qualify as a REIT, unless STAG REIT ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership or voluntarily revokes its election to be a REIT; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary, convenient or incidental to the foregoing. In connection with the foregoing, and without limiting the right of the board of STAG REIT, in its sole discretion, to cause STAG REIT to cease to qualify as a REIT, the Partners acknowledge that, after the Closing Date, STAG REIT’s status as a REIT shall inure to the benefit of all of the Partners and not solely to the General Partner, STAG REIT or their Affiliates.

Section 3.2             Powers.

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion; (i) could adversely affect the ability of STAG REIT to qualify and to continue to qualify as a REIT; (ii) could subject STAG REIT to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over STAG REIT, its securities, the General Partner or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the General Partner in writing.

Section 3.3             Representations and Warranties by the Parties.

(a)           Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder; (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

(b)           Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s), member(s) and/or stockholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, directors, members or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, directors, members or stockholders, as the case may be, is or are subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

(c)           Each Partner further represents, warrants, covenants and agrees as follows:

(i)            Except as provided in Exhibit H hereto, at any time such Partner actually owns or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (A) with respect to any Tenant that is a corporation, any stock of such Tenant; and (B) with respect to any Tenant that is not a corporation, any interest in either the assets or net profits of such Tenant.

(ii)           Upon request of the General Partner, it will promptly disclose to the General Partner the amount of REIT Shares or other capital shares of STAG REIT that it actually owns or Constructively Owns.

Each Partner understands that if, for any reason; (A) the representations, warranties or agreements set forth above are violated, or (B) the Partnership’s actual or Constructive

Ownership of REIT Shares or other capital shares of STAG REIT violates the limitations set forth in the Charter, then (x) some or all of the Redemption Rights of the Partners may become non-exercisable; and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.

(iii)          Without the consent of the General Partner, which may be given or withheld in its sole discretion, no Partner shall take any action that would cause the Partnership at any time to have more than one hundred (100) partners (including as partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such Person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership).

(d)           The representations and warranties contained in this Section 3.3 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.

(e)           Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership, the General Partner or STAG REIT have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

Section 3.4             Not Publicly Traded.

The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a publicly traded partnership within the meaning of either Section 469(k)(2) or 7704(b) of the Code.  Subject to this Section 3.4, it is expressly acknowledged and agreed by the Partners that the General Partner may, in its sole and absolute discretion, waive or otherwise modify the application with respect to any Partner(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (i) the transfer of a Limited Partner Interest or the OP Units evidencing the same; (ii) the admission of any Limited Partners; and (iii) the Redemption Rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any OP Units pursuant to the terms of this Agreement.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1             Capital Contributions of the Partners.

At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement.  Following their respective contributions, the Partners shall own OP Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, additional Capital Contributions, the issuance of additional OP Units, or similar events having an effect on any Partner’s Percentage Interest, as set forth in the records of the Partnership.  Except as provided in Sections 4.2, 4.3, 4.4 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

Section 4.2             Issuances of Additional Partnership Interests.

(a)           The General Partner is hereby authorized, without the need for any vote or approval of any Partner or any other Person who may hold OP Units or Partnership Interests, to cause the Partnership from time to time to issue to any existing Partner (including the General Partner) or to any other Person (including Affiliates of the General Partner), and to admit such Person as a limited partner in the Partnership, OP Units (including, without limitation, Common Units and preferred OP Units) or other Partnership Interests, in each case in exchange for the contribution by such Person of property or other assets, in one or more classes, or one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to other classes of Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, that no such additional OP Units or other Partnership Interests shall be issued to the General Partner or STAG REIT unless either (A)(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other securities by STAG REIT, which securities have designations, preferences and other rights such that the economic interests attributable to such securities are comparable to the designations, preferences and other rights, except voting rights, of the additional Partnership Interests issued to the General Partner or STAG REIT in accordance with this Section 4.2(a), and (2) the General Partner or STAG REIT shall make a Capital Contribution to the Partnership in an amount equal to the proceeds, if any, raised in connection with such issuance; or (B) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class.  In addition, the General Partner or STAG REIT may acquire OP Units from other Partners pursuant to this Agreement.

(b)           In accordance with, and subject to the terms of Section 4.3 hereof, STAG REIT shall not issue any REIT Shares (other than REIT Shares issued pursuant to Section 8.6) or other securities, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares or other securities of STAG REIT (or any Debt issued by STAG REIT that provides any of the foregoing rights) (collectively, “New Securities”) other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to STAG REIT Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are comparable to those of the REIT Shares or other securities or New Securities; and (ii) STAG REIT contributes to the Partnership the proceeds, if any, from the issuance of such REIT Shares, other securities or New Securities and, if applicable, from the exercise of rights contained in such New Securities. Without limiting the foregoing, STAG REIT is expressly authorized to issue REIT Shares, other securities or New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to STAG REIT corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of STAG REIT and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding OP Units in connection with an issuance of REIT Shares under the Plan or another long-term incentive plan of STAG REIT or pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee share options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, or in order to comply with the REIT share ownership requirements set forth in Section 856(a)(5) of the Code); and (y) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

Section 4.3             Contribution of Proceeds of Issuance of Securities by STAG REIT.

On the Closing Date, STAG REIT shall contribute to the Partnership the proceeds of the Initial Public Offering and the Initial REIT Capitalization received from STAG REIT in exchange for OP Units; and, in connection with any subsequent closings of the Initial Public Offering, any other REIT Share Offering and any other issuance of REIT Shares, other securities or New Securities pursuant to Section 4.2, STAG REIT shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance and received by STAG REIT in exchange for Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are comparable to those of the REIT Shares or other securities or New Securities contributed to the Partnership; provided, that, in each case, if the proceeds actually received by STAG REIT are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then STAG REIT shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by STAG REIT and/or the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership in accordance with Section 7.4). In the case of employee purchases of New Securities at a discount from fair market value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

Section 4.4             Additional Funds.

(a)           The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional assets, for the redemption of OP Units or for such other purposes as the General Partner may determine in its sole and absolute discretion.  Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.4 without the approval of any Limited Partners.

(b)           The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons.  In connection with any such Capital Contribution, the General Partner is hereby authorized to cause the Partnership from time to time to issue additional OP Units (as set forth in Section 4.2 above) in consideration therefor, and the Percentage Interests of the Partners shall be adjusted to reflect the issuance of such additional OP Units.

(c)           The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for OP Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such indebtedness would be deemed to occur by virtue of the transfer of any Partnership Interest; or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

(d)           The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to STAG REIT if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by STAG REIT, the net proceeds of which are loaned to the Partnership to provide such Additional Funds; or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (A) a breach, violation or default of such Debt would be deemed to occur by virtue of the transfer of any Partnership Interest; or (B) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

Section 4.5             Preemptive Rights.

No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) the issuance or sale of any OP Units or other Partnership Interests.

Section 4.6             LTIP Units.

(a)           The General Partner, on behalf of the Partnership, may from time to time issue LTIP Units to Persons who provide services to the Partnership, the General Partner or STAG REIT, including any Person who performs services as an employee of the Management

Company, or any Affiliate of either of them, for such consideration as the General Partner may determine to be appropriate for services rendered by such Persons to the Partnership, the General Partner or STAG REIT in its capacity as a Partner or in anticipation of becoming a Partner, and admit such Persons as Limited Partners.  Subject to the following provisions of this Section 4.6 and the special provisions of Sections 6.1(c), 8.7 and 8.8, LTIP Units shall be treated as OP Units, with all of the rights, privileges and obligations attendant thereto.  For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Limited Partners and LTIP Units shall be treated as OP Units.  The General Partner may, on behalf of the Partnership, grant LTIP Units to any Person at any time, in its sole and absolute discretion.  In particular, except as otherwise specifically provided in this Agreement, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i)            If an Adjustment Event occurs, the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and LTIP Units.  If the Partnership takes an action affecting the OP Units other than actions specifically defined herein as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after the filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii)           The LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per OP Unit paid to holders of record on the same record date established by the General Partner with respect to such Distribution Payment Date; provided, however, that no distributions shall be made in respect of any LTIP Unit that would cause the Economic Capital Account Balance of the holder of such LTIP Unit to have a negative balance that is greater than the negative balance of the Economic Capital Account Balance of each OP Unit generally. During any distribution period, so long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on OP Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such distribution period, except in the circumstances described in the proviso to the preceding sentence.  Except to the extent required by the aforementioned proviso, the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up.  As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of OP Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the OP Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the entitlement of the LTIP Units to such distribution.  Subject to the terms of any LTIP Unit Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent and subject to the same restrictions as holders of OP Units are entitled to transfer their OP Units pursuant to Article 11.

(b)           LTIP Units shall be subject to the following special provisions:

(i)            LTIP Unit Agreements.  LTIP Units may, in the sole discretion of the Compensation Committee, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an LTIP Unit Agreement.  The terms of any LTIP Unit Agreement may be modified by the Compensation Committee from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plan, if applicable.  LTIP Units that are no longer subject to forfeiture under the terms of the LTIP Unit Agreement are referred to herein as “Vested LTIP Units;” all other LTIP Units shall be treated as “Unvested LTIP Units.”

(ii)           Forfeiture.  Unless otherwise specified in the applicable LTIP Unit Agreement, upon the occurrence of any event specified in an LTIP Unit Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, if the Partnership or the General Partner exercises such right to repurchase or some other forfeiture occurs in accordance with the applicable LTIP Unit Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture.  In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1(c), calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii)          Allocations.  LTIP Units shall generally be treated as OP Units for purposes of Article 6, but shall receive certain special allocations of gain under Section 6.1(c).

(iv)          Redemption.  The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to OP Units as provided in clause (vi) below and Section 8.7.

(v)           Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Unit Agreement, apply to the LTIP Unit.

(vi)          Conversion to OP Units.  Vested LTIP Units are eligible to be converted into OP Units under Section 8.7.

(vii)         Voting.  LTIP Units shall have the voting rights provided in Section 8.8.

(viii)        Tax Classification.  The Partners intend that the LTIP Units shall be classified as “profits interests” within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by IRS Revenue Procedure 2001-43, 2001-2 C.B. 191, and the provisions of this Agreement shall be interpreted in a manner consistent with this intent.

(c)           Code Section 83 Safe Harbor Election.

(i)            By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in IRS Notice 2005-43 (the “Notice”) apply to the LTIP Units and any other interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership.  For purposes of making such Safe Harbor election, the General Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice.  The Partnership and each Partner hereby agree to comply with all requirements of the Safe Harbor described in the Notice, including, without limitation, the requirement that each Partner shall prepare and file all federal income tax returns reporting the income tax effects of each interest in the Partnership issued by the Partnership covered by the Safe Harbor in a manner consistent with the requirements of the Notice.

(ii)           Each Partner authorizes the General Partner to amend Section 4.6(c) to the extent necessary to achieve substantially the same tax treatment with respect to LTIP Units and any other interest in the Partnership transferred to a service provider by the Company in connection with services provided to the Partnership as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent IRS guidance), provided that such amendment is not adverse to such Partner (as compared with the after-tax consequences that would result to such Partner if the provisions of the Notice applied to all interests in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership).

ARTICLE 5
DISTRIBUTIONS

Section 5.1             Requirement and Characterization of Distributions.

The General Partner shall distribute at least quarterly all or such portion as the General Partner may in its sole discretion determine of Available Cash generated by the Partnership during such quarter or shorter period to the Partners that are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following priority:

(a)           First, to the Partners in accordance with their Percentage Interests in arrears with respect to the immediately preceding calendar quarter in an amount equal to (i) the sum of (A) the General Partner’s reasonable estimate of the Net Income allocable to the Partners in accordance with their Percentage Interests under Section 6.l(a) with respect to such immediately preceding calendar quarter and (B) the General Partner’s determination of the Net Income so allocated in prior calendar quarters in the same calendar year, reduced by (ii) the sum of (A) all distributions previously made under this subsection or under subsection (b) with respect to all calendar quarters during the same calendar year and (B) any Net Loss allocable to the Partners in accordance with their Percentage Interests in such calendar quarter or any preceding calendar quarter of the same calendar year under Section 6.1(b).

(b)           Second, to the Partners in accordance with their Percentage Interests; provided, that in no event may a Partner receive a distribution of Available Cash with respect to an OP Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such OP Unit has been exchanged, and any such distribution shall be made to the General Partner; and provided, further, that no LTIP Unitholder shall receive any distribution of Available Cash if and to the extent the balance of such LTIP Unitholder’s Adjusted Capital Account would be equal to or less than zero after such distribution is made unless the balances of the Adjusted Capital Accounts of all Partners in the Partnership would also be equal to or less than zero after such distribution is made.

The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Section 3.5 and STAG REIT’s qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided, that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

Section 5.2             Amounts Withheld.

To the extent provided in Section 10.5, all amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3             Distributions upon Liquidation.

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4             Restricted Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.

ARTICLE 6
ALLOCATIONS

Section 6.1             Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a)           After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated to the Partners in the following order of priority:

(i)            First, to the Partners that have been allocated Net Losses pursuant to the last sentence of Section 6.1(b), in proportion to and to the extent of the excess, in the case of each such Partner, of (A) the Net Loss allocated to such Partner under the last sentence of Section 6.1(b), over (B) all prior allocations of Net Income to such Partner under this Section 6.1(a)(i); and

(ii)           Second, to the Partners in accordance with their respective Percentage Interests.

(b)           After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests.  In no event shall Net Losses be allocated to a Limited Partner to the extent such allocation would result in such partner having an Adjusted Capital Account Deficit (per Unit) at the end of any taxable year in excess of the Adjusted Capital Account Deficit (per Unit) of any other Limited Partner.  All such Net Losses shall be allocated to the other Partners.

(c)           Notwithstanding the provisions of Sections 6.1(a) and (b) above, any net capital gains (computed in accordance with Exhibit B) realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders until the aggregate Economic Capital Account Balances of such LTIP Unitholders, to the extent attributable to their ownership of LTIP Units, are equal to the product of (i) the OP Unit Economic Balance, multiplied by (ii) the number of such LTIP Unitholders’ LTIP Units.

For this purpose, the “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, computed for book purposes, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units.  Similarly, the “OP Unit Economic Balance” shall mean (i) the Capital Account balance of STAG REIT, plus the amount of STAG REIT’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to STAG REIT’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this

Section 6.1(c), divided by (ii) the number of STAG REIT’s OP Units.  Any allocations under this Section 6.1(c) shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.l(c).  The parties agree that the intent of this Section 6.1(c) is to make the Capital Account balances of the LTIP Unitholders with respect to each of their LTIP Units economically equivalent to the Capital Account balance of STAG REIT with respect to each of its OP Units if the Carrying Value of the Partnership’s property has been adjusted in accordance with Exhibit B in a corresponding amount.

(d)           Subject to Section 6.1(e), if and to the extent any payment or reimbursement to the General Partner or STAG REIT made pursuant to Section 7.7 or otherwise is determined for U.S. federal income tax purposes not to constitute a payment of expenses to the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

(e)           Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner or the STAG REIT or any direct or indirect Subsidiary of the STAG REIT Capital Account credit in excess of actual Capital Contributions made by the General Partner or the STAG REIT or any direct or indirect Subsidiary of the STAG REIT) fees, expenses or other costs pursuant to Section 4.2, Section 4.3, Section 7.4 and/or Section 7.7 or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner, the STAG REIT or any Subsidiary of the STAG REIT (as appropriate), or the receipt of Capital Account credit in excess of actual capital contributions, would cause the STAG REIT to recognize income that would cause the STAG REIT to fail to qualify as a REIT, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner, the STAG REIT or direct or indirect Subsidiary of the STAG REIT (as appropriate) for purposes of this Agreement, or the Capital Account credit in excess of actual capital contributions shall be reduced, in each case to the extent necessary to preserve the STAG REIT’s status as a REIT.  The Capital Account of the General Partner, the STAG REIT or any direct or indirect Subsidiary of the STAG REIT (as appropriate) shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner, the STAG REIT, or any direct or indirect Subsidiary of the STAG REIT (as appropriate).  To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement.  In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 6.1(e), allocations under Section 6.1(a), (b) and (c) for the current and subsequent periods shall be adjusted, as reasonably determined by the General Partner, so that to the extent possible the Partners have the same Capital Account balances they would have had if this Section 6.1(e) had not applied.  This Section 6.1(e) is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of the STAG REIT’s REIT requirements while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1             Management.

(a)           Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners, with or without cause, except with the consent of the General Partner.  In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary, desirable or convenient by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(i)            the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit STAG REIT (so long as STAG REIT desires to maintain its qualification as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders in amounts sufficient to permit STAG REIT to maintain its qualification as a REIT), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(ii)           the making of tax, regulatory and other filings or elections, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)          the acquisition, sale, lease, transfer, exchange or other disposition of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 or 8.9 hereof);

(iv)          the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the General Partner, STAG REIT or any of the Partnership’s, the General Partner’s or STAG REIT’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership, the General Partner and/or STAG REIT) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(v)           the negotiation, execution, delivery and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary or convenient to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including, without limitation, contracting with consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(vi)          the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(vii)         holding, managing, investing and reinvesting cash and other assets of the Partnership;

(viii)        the collection and receipt of revenues and income of the Partnership;

(ix)           the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees who may be designated as officers with titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(x)            the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(xi)           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, real estate investment trusts, corporations, entities that are treated as REITs, “taxable REIT subsidiaries” or foreign corporations for federal income tax purposes, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property or the making of loans to, its, STAG REIT’s or the General Partner’s Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such Persons and the making of any tax, regulatory or other filing or election with respect to any of the foregoing Persons); provided, that as long as STAG REIT has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause STAG REIT to fail to qualify as a REIT;

(xii)          the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurrence of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii)         the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xiv)        except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(xv)         the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xvi)        the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii)       the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii)      the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(xix)         the making, execution, delivery and performance of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary, appropriate or convenient, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xx)          the issuance of additional OP Units and other partnership interests, as appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(xxi)         the taking of any action necessary or appropriate to enable STAG REIT to qualify as a REIT;

(xxii)        the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(xxiii)       an election to dissolve the Partnership pursuant to Section 13.1(c) hereof;

(xxiv)                    the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of OP Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise;

(xxv)                       the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange; and

(xxvi)                    the taking of any and all acts necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704.

(b)                                 Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c)                                  At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(d)                                 In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it.  The General Partner and the Partnership shall not be liable to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3.

Section 7.2                                      Certificate of Limited Partnership.

The General Partner has filed the Certificate with the Secretary of State of the State of Delaware as required by the Act.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate or convenient, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto or restatement thereof to any Limited Partner.

Section 7.3                                      Restrictions on General Partner Authority.

The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of the Limited Partners, or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

Section 7.4                                      Reimbursement of the General Partner.

(a)                                  Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)                                 The General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenditures that each incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership; and provided, further, that the General Partner and its Affiliates shall not be reimbursed for any (i) directors’ fees; (ii) income tax liabilities or (iii) filing or similar fees in connection with maintaining the General Partner’s or any such Affiliate’s continued existence that are incurred by the General Partner or an Affiliate, but the Partners acknowledge that all other expenses of the General Partner and its Affiliates are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.  Included among the expenditures for which the General Partner shall be entitled to reimbursement hereunder shall be any payments of debt service made by the General Partner, in its capacity as General Partner, as guarantor or otherwise, with respect to indebtedness encumbering any property held by the Partnership.

(c)                                  As set forth in Section 4.3, STAG REIT shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs and pays relating to the Initial Public Offering, any other REIT Share Offering and any other issuance of REIT Shares, other securities or New Securities pursuant to Section 4.2, the proceeds from the issuance of which are contributed to the Partnership.

(d)                                 In the event that STAG REIT shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any distribution reinvestment program adopted by STAG REIT, any employee share purchase plan adopted by STAG REIT or Management Company, or any similar obligation or arrangement undertaken by STAG REIT in the future, the purchase price paid by STAG REIT for such REIT Shares and any other expenses incurred by STAG REIT in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are sold by STAG REIT, the General Partner shall pay to the Partnership any proceeds received by STAG REIT for such REIT Shares (which sales proceeds shall include the amount of distributions reinvested under any distribution reinvestment or similar program; provided, that a transfer of REIT Shares for OP Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by STAG REIT within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of OP Units held by STAG REIT equal to the product obtained by multiplying the Conversion Factor by the number of such REIT Shares (in which case such reimbursement shall be treated as a distribution in redemption of OP Units held by the General Partner).

Section 7.5                                      Outside Activities of the General Partner.

Neither the General Partner nor STAG REIT shall directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b)  the management of the business and affairs of the Partnership, (c) the operation of STAG REIT as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the operations of STAG REIT as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests of STAG REIT or the Partnership, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that the General Partner or STAG REIT may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner or STAG REIT, as applicable, takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit the General Partner or STAG REIT from executing guarantees of Partnership debt.

Section 7.6                                      Contracts with Affiliates.

(a)                                  The Partnership may lend or contribute funds or other assets to its, the General Partner’s or STAG REIT’s Subsidiaries or other Persons in which it, the General Partner or STAG REIT has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)                                 The Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, real estate investment trusts, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

(c)                                  Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

(d)                                 The General Partner, in its sole and absolute discretion, and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, share option plans, and similar plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership for the benefit of employees of Management Company, STAG REIT, the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, STAG REIT or any Subsidiaries of the Partnership.

(e)                                  The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, and without the approval of the Limited Partners, a right of first opportunity arrangement and other conflict avoidance agreements with the General Partner, STAG REIT, the Management Company and various Affiliates of the Partnership, the General Partner, STAG REIT, the Management Company, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable, including but not limited to, a co-investment and allocation agreement.

(f)                                    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any services agreement with Affiliates of any of the Partnership, the General Partner, STAG REIT, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7                                      Indemnification.

(a)                                  To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

(b)                                 Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding, upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7(a) has been met, and (ii) an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in Section 7.7(a).

(c)                                  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)                                 The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or STAG REIT (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee’s intentional misconduct or knowing violation of the law; (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(f)                                    In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8                                      Liability of the General Partner.

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner, its Affiliates, or any of their respective officers, trustees, directors, stockholders, partners, members, employees, representatives or agents or any officer, employee, representative or agent of the Partnership and its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Covered Person’s conduct did not constitute bad faith, gross negligence or willful misconduct.

(b)                                 The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the stockholders of STAG REIT collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.

(c)                                  The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees and agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.

(d)                                 Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Person’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(e)                                  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a

Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

(f)                                    Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests and the interests of STAG REIT, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners; or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or in equity or any other agreement contemplated herein or otherwise.

Section 7.9                                      Other Matters Concerning the General Partner.

(a)                                  The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

(d)                                 Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of STAG REIT to continue to qualify as a REIT or (ii) to avoid STAG REIT incurring any taxes under Section 337(d), 857, 1374 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10                                Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the

Partnership, the General Partner or one or more nominees, as the General Partner may determine in its sole and absolute discretion, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11                                Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1                                      Limitation of Liability.

The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

Section 8.2                                      Management of Business.

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, trustee, director, member, employee or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, trustee, director, member, employee or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3                                      Outside Activities of Limited Partners.

Subject to any agreements entered into pursuant to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any of its Subsidiaries or any Affiliate thereof, any Limited Partner and any officer, trustee, director, member, employee, agent, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement, subject to the provisions of any other written agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, the General Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, the General Partner or such other Person, could be taken by such Person.

Section 8.4                                      Return of Capital.

Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.  Except to the extent provided by Exhibit C hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5                                      Rights of Limited Partners Relating to the Partnership.

(a)                                  In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(i)                                     to obtain a copy of the most recent annual and quarterly reports prepared by STAG REIT and distributed to its stockholders, including annual and quarterly reports filed with the Securities and Exchange Commission by STAG REIT pursuant to the Exchange Act;

(ii)                                  to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(iii)                               to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

(iv)                              to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

(b)                                 The Partnership shall notify the requesting Limited Partner, upon the written request of such Limited Partner, of the then current Conversion Factor.

(c)                                  Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

Section 8.6                                      Redemption Right.

(a)                                  On or after the date that is one year from the date of the issuance of an OP Unit or Units to a Limited Partner, subject to Sections 8.6(b) and 8.6(c) hereof and any separate agreement entered into between the Partnership and a Limited Partner, such Limited Partner shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units (provided, that such OP Units constitute Common Units) held by such Limited Partner at a redemption price per OP Unit equal to and in the form of the Cash Amount to be paid by the Partnership; provided that the foregoing limitation shall not affect the Limited Partner’s rights under Section 11.2(b) hereof.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the STAG REIT elects to purchase the OP Units subject to the Notice of Redemption pursuant to Section 8.6(b).  A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) OP Units at any one time or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Partner.  The Redeeming Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions with a Partnership Record Date on or after the Specified Redemption Date.  The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.  In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.  Any OP Units redeemed by the Partnership pursuant to this Section 8.6(a) shall be cancelled upon such redemption.

(b)                                 Notwithstanding the provisions of Section 8.6(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to STAG REIT, and STAG REIT may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units by paying to the Redeeming Partner the REIT Shares Amount on the Specified Redemption Date, whereupon STAG REIT shall acquire the OP Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units.  If STAG REIT shall elect to exercise its right to purchase OP Units under this Section 8.6(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption.  Unless STAG REIT (in its sole and absolute discretion) shall exercise its right to purchase OP Units from the Redeeming Partner pursuant to this Section 8.6(b), STAG REIT shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right.  In the event STAG REIT shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, the General Partner, and STAG REIT shall treat the transaction between STAG REIT and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner’s OP Units to STAG REIT. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right, including, if STAG REIT is relying upon the exemption from registration under the Securities Act provided by Regulation D promulgated under the Securities Act, or any successor rule, a document pursuant to which the Redeeming Partner makes a representation that it is an accredited investor; provided, however, that if the Redeeming Partner cannot make such representation, then the Redeeming Partner shall have no right to exercise its Redemption Right.  In case of any reclassification of the REIT Shares (including, but not limited to, any reclassification upon a consolidation or merger in which STAG REIT is the continuing corporation) into securities other than REIT Shares, for purposes of this Section 8.6(b), STAG REIT may thereafter exercise its right to purchase OP Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Shares for which such OP Units could be purchased pursuant to this Section immediately prior to such reclassification.  Any REIT Shares issued to a Redeeming Partner upon the exercise by STAG REIT of its right to purchase OP Units under this Section 8.6(b), shall not be required to be registered under the Securities Act, unless subject to a separate agreement between STAG REIT and the Redeeming Partner.

(c)                                  Notwithstanding the provisions of Section 8.6(a) and Section 8.6(b), a Partner shall not be entitled, except as otherwise provided in a written agreement between the Partner and the Partnership, to exercise the Redemption Right pursuant to Section 8.6(a) to the extent that the delivery of REIT Shares to such Partner on the Specified Redemption Date by

STAG REIT pursuant to Section 8.6(b) (regardless of whether or not STAG REIT would in fact exercise its rights under Section 8.6(b)) would (i) be prohibited under the Charter; (ii) require registration under the Securities Act; (iii) cause STAG REIT to no longer qualify as a REIT under the Code; or (iv) otherwise violate any applicable laws or regulations.

Section 8.7                                      Conversion of LTIP Units.

(a)                                  An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units; provided, however, that a holder may not exercise the Conversion Right for less than one hundred (100) Vested LTIP Units or, if such holder holds less than one hundred (100) Vested LTIP Units, all of the Vested LTIP Units held by such holder.  Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).  LTIP Unitholders shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition.  Subject to Section 8.7(c), the General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units.  In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 8.7.

(b)                                 Subject to the Capital Account Limitation, a holder of Vested LTIP Units may convert such Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.6(a).  In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit F to the Partnership (with a copy to the General Partner) not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given the LTIP Unitholders notice of a proposed or upcoming Transaction at least thirty (30) days prior to the effective date of such Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1.  Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 8.7(b) shall be free and clear of all liens.  Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.6(a) hereof relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the Conversion Date; provided, however, that the redemption of such OP Units by the Partnership shall in no event take place until after the Conversion Date.  For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the STAG REIT elects to assume the Partnership’s redemption obligation with respect to such OP Units under Section 8.6(b) hereof by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The General Partner shall cooperate with an LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

(c)                                  The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.6(a); provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 8.7(b).

(d)                                 In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit G to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice.  A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

(e)                                  A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such LTIP Unitholder immediately after such conversion.  The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 8.7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(f)                                    For purposes of making future allocations under Section 6.1(c) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

(g)                                 If the Partnership, the General Partner or STAG REIT shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such OP Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the OP Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of a Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of an OP Unit would receive if such OP Unit holder failed to make such an election.  Subject to the rights of the Partnership and the General Partner under any LTIP Unit Agreement and the Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 8.7(g) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units; and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 8.8                                      Voting Rights of LTIP Units.

LTIP Unitholders shall have (a) those voting rights required from time to time by applicable law, if any, (b) the same voting rights as a holder of OP Units, with the LTIP Units voting as a single class with the OP Units and having one vote per LTIP Unit; and (c) the additional voting rights that are expressly set forth below.  So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of OP Units; but subject, in any event, to the following provisions: (i) with respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 8.7(g) hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and (ii) any creation or issuance of any OP Units or of any class or series of Partnership Interest, including, without limitation, additional OP Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into OP Units.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1                                      Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2                                      Fiscal Year.

The fiscal year of the Partnership shall be the calendar year.

Section 9.3                                      Reports.

(a)                                  As soon as practicable, but in no event later than the date on which STAG REIT mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of STAG REIT if such statements are prepared solely on a consolidated basis with STAG REIT, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than the date on which STAG REIT mails its quarterly report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter (except the last calendar quarter of each year), a report containing unaudited financial statements of the Partnership, or of STAG REIT if such statements are prepared solely on a consolidated basis with STAG REIT, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

(c)                                  The Partnership shall also cause to be prepared such reports and/or information as are necessary for STAG REIT to determine its qualification as a REIT and its compliance with the requirements for REITs pursuant to the Code and Regulations.

ARTICLE 10
TAX MATTERS

Section 10.1                                Preparation of Tax Returns.

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2                                Tax Elections.

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.  Notwithstanding the above, in making any such tax election the General Partner may, but shall be under no obligation to, take into account the tax consequences to the Limited Partners resulting from any such election.

The General Partner shall make such tax elections on behalf of the Partnership as the Limited Partners holding a majority of the Percentage Interests of the Limited Partners request; provided, that the General Partner believes that such election is not adverse to the interests of STAG REIT, including its interest in preserving its qualification as a REIT under the Code.  The General Partner can elect to use any method permitted by Code Section 704(c) and the Regulations thereunder to take into account any variation between the adjusted basis of any property of the Partnership (including any property contributed to the Partnership by any Partner after the date hereof) and such property’s Carrying Value.  The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, an election under Section 754 of the Code) upon the General Partner’s determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

Section 10.3                                Tax Matters Partner.

(a)                                  The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

(b)                                 The tax matters partner is authorized, but not required:

(i)                                     to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(ii)                                  in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)                               to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)                              to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)                                 to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

(vi)                              to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification or liability of the General Partner set forth in Section 7.7 and Section 7.8, respectively, of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

(c)                                  The tax matters partner shall receive no compensation for its services.  All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4                                Organizational Expenses.

The Partnership shall elect to deduct expenses, if any, incurred by it in forming the Partnership ratably over a one-hundred eighty (180) month period as provided in Section 709 of the Code.

Section 10.5                                Withholding.

Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner or (iii) treatment as a loan would jeopardize the STAG REIT’s status as a REIT (in which case such Limited Partner shall pay such amount to the Partnership on or before the date the Partnership pays such amount on behalf of such Limited Partner). Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Limited Partner unless, in the case of amounts governed by clause (iii), the Limited Partner timely pays the amount withheld to the Partnership.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.  In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.  Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to (i) perfect or enforce the security interest created hereunder and (ii) cause any loan arising hereunder to be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code.  Upon a Limited Partner’s complete withdrawal from the Partnership, such Limited Partner shall be required to restore funds to the Partnership to the extent that the cumulative amount of taxes withheld from or paid on behalf of, or with respect to, such Limited Partner exceeds the sum of such amounts (i) repaid to the Partnership by such Limited Partner; (ii) withheld from distributions to such Limited Partner; and (iii) paid by the General Partner on behalf of such Limited Partner.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

Section 11.1                                Transfer.

(a)                                  The term “transfer,” when used in this Article 11 with respect to an OP Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.  The term “transfer” when used in this Article 11 does not include (i) any redemption of Partnership Interests by the Partnership from a Limited Partner; (ii) any acquisition of OP Units from a Limited Partner by the General Partner pursuant to Section 8.6(b); or (iii) any distribution of OP Units by a Limited Partner to its beneficial owners.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

(c)                                  Notwithstanding the other provisions of this Article 11, the General Partner may transfer all of its Partnership Interests at any time to any Person that is, at the time of such transfer, an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Sections 11.2(c), 11.3, 11.4(a) and 11.5 hereof shall not apply to any transfer permitted by this Section 11.1(c).

(d)                                 No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

Section 11.2                                Transfer of General Partner’s Partnership Interest.

(a)                                  The General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, except as provided in Sections 11.l(c) or 11.2(b) hereof.

(b)                                 The General Partner and STAG REIT may, with the Consent of the Limited Partners (excluding the Percentage Interests held directly or indirectly by STAG REIT), engage in, or transfer all of their respective Partnership Interest in connection with, (i) a merger, consolidation or other combination of their assets with another entity, (ii) a sale of all or substantially all of their assets, whether or not in the ordinary course, or (iii) a reclassification, recapitalization or change of any outstanding shares of STAG REIT’s stock or other outstanding equity interests (each, a “Termination Transaction”).  In addition, the General Partner and STAG REIT may, without the Consent of the Limited Partners, engage in, or transfer all of their respective Partnership Interest in connection with, a Termination Transaction if:

(i)                                     in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Section 8.6 hereof and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii)                                  all of the following conditions are met:  (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (B) the Persons who were Limited Partners immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable in all material respects as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (D) the rights of such Limited Partners include at least one of the following: (1) the right to redeem their interests in the Surviving Partnership for the consideration available to such Persons pursuant to Section 11.2(b)(i) or (2) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their OP Units immediately prior to the consummation of such transaction, or, if the ultimate controlling Person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

(c)                                  Except as set forth in Section 11.1(c) or 11.2(b), the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).  Upon any transfer of the General Partner’s Partnership Interest in accordance with the provisions of this Article 11, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer by the General Partner otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and such transfer shall relieve the transferor General Partner of its obligations under this Agreement.  In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon an Event of Bankruptcy of the General Partner, as described in Section 13.1(g) hereof, the remaining Partners may agree in writing to continue the business of the Partnership by selecting a successor General Partner in accordance with the Act.

Section 11.3                                Transfer of Limited Partners’ Partnership Interests.

(a)                                  Except as provided in Section 11.3(b), no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that if a Limited Partner is subject to Incapacity, such Incapacitated Limited Partner may transfer all or any portion of its Partnership Interest.

(b)                                 Notwithstanding any other provision of this Article 11 (but in all cases subject to the other provisions of this Section 11.3), a Limited Partner may transfer all or any portion of its Partnership Interest to any of its Affiliates and such transferee shall be admitted as a Substituted Limited Partner, all without obtaining the consent of the General Partner.

(c)                                  If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(d)                                 Without limiting the generality of Section 11.3(a) hereof, the General Partner may prohibit any transfer by a Limited Partner of its Partnership Interest if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the OP Units.

(e)                                  No transfer by a Limited Partner of its OP Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it could reasonably be expected to cause the Partnership to be treated as an association taxable as a corporation or a publicly traded partnership within the meaning of either Code Section 469(k)(2) or 7704(b) or to fail to qualify for any safe harbor from treatment as a publicly traded partnership; (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or to Section 4975 of the Code, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (v) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA; or (vi) such transfer would cause the Partnership to be terminated for federal income tax purposes pursuant to Code Section 708.

(f)                                    No transfer of any OP Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion.

(g)                                 The General Partner shall keep a register for the Partnership on which the transfer, pledge or release of OP Units shall be shown and pursuant to which entries shall be made to effect all transfers, pledges or releases as required by the applicable sections of Article 8 of the Uniform Commercial Code, as amended, in effect in the Commonwealth of Massachusetts and the State of Delaware; provided, however, that if there is any conflict between such requirements, the provisions of the Delaware Uniform Commercial Code shall govern. The General Partner shall (i) place proper entries in such register clearly showing each transfer and each pledge and grant of security interest and the transfer and assignment pursuant thereto, such entries to be endorsed by the General Partner; and (ii) maintain the register and make the register available for inspection by all of the Partners and their pledgees at all times during the term of this Agreement.  Nothing herein shall be deemed a consent to any pledge or transfer otherwise prohibited under this Agreement.

Section 11.4                                Substituted Limited Partners.

(a)                                  A transferee of the interest of a Limited Partner pursuant to a transfer consented to by the General Partner pursuant to Section 11.3(a) may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner.  A Person shall be admitted to the Partnership as a Substituted Limited Partner only upon the aforementioned consent of the General Partner and the furnishing to the General Partner of (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof; (ii) a counterpart signature page to this Agreement executed by such Person; and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Person’s admission as a Substituted Limited Partner. The admission of any Person as a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(b)                                 A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)                                  Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of OP Units and Percentage Interest (as applicable) of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5                                Assignees.

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income and any other items of gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to request a redemption of its interest or to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (such right to vote fully remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Interest, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his or its Partnership Interest.

Section 11.6                                General Provisions.

(a)                                  No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11 or pursuant to redemption of all of its OP Units, or the acquisition thereof by the General Partner, under Section 8.6.

(b)                                 Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Interest as Substituted Limited Partners.  Similarly, any Limited Partner who shall transfer all of its OP Units pursuant to a redemption of all of its OP Units, or the acquisition thereof by the General Partner, under Section 8.6 shall cease to be a Limited Partner.

(c)                                  If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method or another permissible method selected by the General Partner it is sole and absolute discretion.  Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor.  All distributions of Available Cash attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

ARTICLE 12
ADMISSION OF PARTNERS

Section 12.1                                Admission of Successor General Partner.

A successor to all of the General Partner Interest pursuant to Section 11.1(c) or 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such transfer.  Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(c) hereof.

Section 12.2                                Admission of Additional Limited Partners.

(a)                                  A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this

Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof; (ii) a counterpart signature page to this Agreement executed by such Person; and (iii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.  Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

(b)                                 Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)                                  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than such Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

Section 12.3                                Amendment of Agreement and Certificate of Limited Partnership.

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4                                Limit on Number of Partners.  Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1                                Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution.  The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (“Liquidating Events”):

(a)                                  the redemption (or acquisition by the General Partner) of all OP Units other than OP Units held by the General Partner;

(b)                                 an event of withdrawal of the General Partner, as defined in the Act, other than an event of bankruptcy as defined in the Act, unless; (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership; or (ii) within ninety (90) days after such event of withdrawal not less than a majority of the Percentage Interests of the remaining Partners (or such greater Percentage Interest as may be required by the Act and determined in accordance with the Act), determined, in case the withdrawing General Partner continues as a Limited Partner, by both excluding and including Limited Partner Interests continuing to be held by the withdrawing General Partner, agrees in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(c)                                  an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion;

(d)                                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(e)                                  the occurrence of a Terminating Capital Transaction; or

(f)                                    a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect (hereinafter referred to as an “Event of Bankruptcy,” and such term as used herein is intended and shall be deemed to supersede and replace the events of withdrawal described in Section 17-402(a)(4) and (5) of the Act), unless prior to the entry of such order or judgment a majority of the remaining Partners by Percentage Interest agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2                                Winding Up.

(a)                                  Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority of the Percentage Interests of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the

Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include REIT Shares) shall be applied and distributed in the following order:

(i)                                     First, in satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners (whether by payment or the making of reasonable provision for payment thereof);

(ii)                                  Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(iii)                               Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(iv)                              The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

(b)                                 Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)                                  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(i)                                     distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership.  The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(ii)                                  withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.

Section 13.3                                Compliance with Timing Requirements of Regulations.

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(2).  If any Partner has a deficit balance in his or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

Section 13.4                                Deemed Contribution and Distribution.

Notwithstanding any other provision of this Article 13, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up.  Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have contributed all Partnership property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 13.5                                Rights of Limited Partners.

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.  Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.6                                Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.7                                Termination of Partnership and Cancellation of Certificate of Limited Partnership.

Upon the completion of the winding up of the Partnership and liquidation of its assets, as provided in Section 13.2 hereof, the Partnership shall be terminated by filing a certificate of cancellation with the Secretary of State of the State of Delaware, canceling all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and taking such other actions as may be necessary to terminate the Partnership.

Section 13.8                                Reasonable Time for Winding Up.

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.9                                Waiver of Partition.

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1                                Amendment of Partnership Agreement.

(a)                                  Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests.  Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners.  The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal.  Except as otherwise provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of the Partners holding a majority of the Percentage Interests of the Partners.

(b)                                 Notwithstanding Section 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)                                     to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)                                  to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii)                               to set forth the designations, rights (including redemption rights that differ from those specified in Section 8.6), powers, duties, and preferences of OP Units or other Partnership Interests issued pursuant to Section 4.2(a) hereof;

(iv)                              to reflect a change that does not adversely affect the rights of the Limited Partners hereunder in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(v)                                 to modify the manner in which capital accounts are computed;

(vi)                              to include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that the General Partner believes are reasonably necessary in respect of such guidance, including as provided in Section 4.6(c); and

(vii)                           to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1(b) is taken.

(c)                                  Notwithstanding Section 14.1(a) and 14.1(b) hereof, this Agreement shall not be amended without the consent of each Partner (or Assignee who is a bona fide financial institution that loans money or otherwise extends credit to a Limited Partner) whose rights hereunder are adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner; (iii) alter rights of such Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1(b)(iii) hereof) in a manner adverse to such Partner; (iv) materially alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.6, and the related definitions; (v) amend this Section 14.1(c).

(d)                                 Notwithstanding Section 14.1(a) or Section 14.1(b) hereof, the General Partner shall not amend Sections 4.2, 4.3, 7.3, 7.5, 7.6, 7.8, 8.5, 11.2 or 14.2 without the Consent of the Limited Partners (excluding the Percentage Interests held directly or indirectly by STAG REIT).

Section 14.2                                Meetings of the Partners.

(a)                                  Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Partnership Interests.  The request shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or “Consent of the Limited Partners” is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.2(b) hereof.  Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners shall be deemed “Consent” and “Consent of the Limited Partners”.

(b)                                 Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)                                  Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or his or its attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

(d)                                 The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held.  If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event.  When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e)                                  Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.  Without limitation, meetings of Partners may be conducted in the same manner as meetings of the stockholders of STAG REIT and may be held at the same time, and as part of, meetings of the stockholders of STAG REIT.

(f)                                    On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall have a vote equal to the number of OP Units held.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1                                Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to such Partner or Assignee at the address set forth in Exhibit A or such other address of which such Partner shall notify the General Partner in writing.

Section 15.2                                Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3                                Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4                                Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5                                Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6                                Creditors.

Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7                                Waiver.

(a)                                  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(b)                                 The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a majority of the Limited Partners holding such class or series of OP Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or causing the Partnership to fail to qualify for a safe harbor necessary for the Partnership to avoid being treated as a publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the ownership limits or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8                                Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing his or its signature hereto.

Section 15.9                                Applicable Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

Section 15.10                          Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11                          Entire Agreement.

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Original Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12                          No Rights as Stockholders of STAG REIT.

Nothing contained in this Agreement shall be construed as conferring upon the holders of OP Units any rights whatsoever as stockholders of STAG REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of STAG REIT or to vote or to consent or receive notice as stockholders in respect of any meeting of the stockholders of STAG REIT for the election of directors or any other matter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

STAG Industrial GP, LLC, a Delaware limited liability company

By:	STAG Industrial, Inc., its member

By:
Name:
Title:

INITIAL LIMITED PARTNERS:

STAG Industrial, Inc., a Maryland corporation

By:
Name:
Title:

STAG Investments III, LLC, a Delaware limited liability company

By:	STAG Manager III, LLC, its manager

By:
	Name:	Benjamin S. Butcher
	Title:	Executive Manager

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

STAG GI Investments, LLC, a Delaware limited liability company

	By:	STAG Capital Partners, LLC, its manager

By:
Name:
Title:

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

STAG Investments IV, LLC, a Delaware limited liability company

	By:	STAG Manager IV, LLC, its manager

By:
Name:
Title:

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Net Lease Aggregation Funds, LLC, a Massachusetts limited liability company

By:
		Name:	Benjamin S. Butcher
		Title:	Manager

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

BSB STAG III, LLC, a Delaware limited liability company

By:
Name: Benjamin S. Butcher
Title: Manager

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

STAG III Employees, LLC, a Delaware limited liability company

	By:	BSB STAG III, LLC, its Manager

By:
Name: Benjamin S. Butcher
Title: Manager

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Benjamin S. Butcher

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Innovative Promotions, LLC, a Delaware limited liability company

By:
Name:
Title:

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

NED STAG III Residual LLC, a Delaware limited liability company

By:
Name: Stephen R. Karp
Title: Manager

By:
Name: Stephen S. Fischman
Title: Manager

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Roseview Capital Partners, LLC, a Massachusetts limited liability company

By:
Name:
Title:

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and STAG Investments III, LLC, a Delaware limited liability company, are parties as limited partners.  The undersigned hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Gregory W. Sullivan

Date: , 2010

Amended and Restated Agreement of Limited Partnership of

STAG Industrial Operating Partnership, L.P.

Exhibit A

PARTNERS’ CONTRIBUTIONS AND PARTNERSHIP INTERESTS

[to be attached]

A-1

Exhibit B

CAPITAL ACCOUNT MAINTENANCE

1.                                       Capital Accounts of the Partners

(a)                                  The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section l(b) herein and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to the Agreement, and (y) all items of Partnership deduction and loss computed in accordance with Section l(b) herein and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof.

(b)                                 For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in the Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)                                     Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-l(b)(2)(iv)(m)(4).

(ii)                                  The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(iii)                               Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv)                              In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(v)                                 In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 1(d) herein, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(vi)                              Notwithstanding any other provision of this Section 1(b), any items that are specially allocated pursuant to Exhibit C or Section 6.1(c) of the Agreement shall not be taken into account for purposes of computing Net Income or Net Loss.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Exhibit C or Section 6.1(c) of the Agreement shall be determined by applying rules analogous to those set forth in Sections l(b)(i) through l(b)(v) above.

(c)                                  Generally, a transferee (including an Assignee) of an OP Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

(d)                                 (i)                                     Consistent with the provisions of Regulations Section 1.704-l(b)(2)(iv)(f), and as provided in Section l(d)(ii), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1 (d)(ii), as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(ii)                                  Such adjustments shall be made as of the following times: (A) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (C) in connection with the grant of an interest (including LTIP Units) in the Partnership (other than a de minimis interest), as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity or by a new partner acting in a partner capacity or in anticipation of being a partner; and (D) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A), (B) and (C) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(iii)                               In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(iv)                              The Carrying Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section l(b)(i) hereof or Section l(f) of Exhibit C: provided, however, that Carrying Values shall not be adjusted pursuant to this Section 1(d)(iv) to the extent that an adjustment pursuant to Section 1(d)(ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1(d)(iv).

(v)                                 In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.  The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

If the Carrying Value of an asset has been determined or adjusted pursuant to Section l(b)(ii) or Section l(b)(iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

(e)                                  The provisions of the Agreement (including this Exhibit B and other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes, in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of the Agreement; provided, that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership.  The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations Section 1.704-l(b).  In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable income, taxable loss and items thereof under the Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of the Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

2.                                       No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.                                       No Withdrawal

No Partner shall be entitled to withdraw any part of his or its Capital Contribution or his or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5 and 13 of the Agreement.

Exhibit C

SPECIAL ALLOCATION RULES

1.                                       Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback.  Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2)-(5), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section l(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.  Solely for purposes of this Section 1(a), each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement of Partner Minimum Gain during such Partnership taxable year.

(b)                                 Partner Minimum Gain Chargeback.  Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, then, subject to the exceptions referred to in Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 1(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 1(b), each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1(a) hereof.

(c)                                  Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1(a) and 1(b) hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section l(c) is intended to constitute a qualified income offset under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)                                 Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

(e)                                  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

(f)                                    Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(g)                                 Curative Allocations.  The allocations set forth in Section 1(a) through l(f) of this Exhibit C (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code.  The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions.  Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners.  In general, the Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero.  However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section l(g) shall cause the Partnership to fail to comply with the requirements of Regulations Section 1.704-l(b)(2)(ii)(d), -2(e) or -2(i).

2.                                       Allocations for Tax Purposes

(h)                                 Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(i)                                     In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(i)                                                 (A)                              In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, and with the procedures and methods described in Section 10.2 of the Agreement, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

(B)                                any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(ii)                                  (A)                              In the case of an Adjusted Property, such items shall:

(I)                                    first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

(II)                                second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2(b)(i) of this Exhibit C; and

(B)                                any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(j)                                     To the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

3.                                       No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5 and 13 of the Agreement.

Exhibit D

NOTICE OF REDEMPTION

The undersigned Limited Partner hereby irrevocably requests STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to redeem                    OP Units in the Partnership in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Agreement”) and the Redemption Right referred to therein; and the undersigned Limited Partner irrevocably (i) surrenders such OP Units and all right, title and interest therein; and (ii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other Person; (b) has the full right, power, and authority to request such redemption and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender of such OP Units.  The undersigned Limited Partner further agrees that, in the event that any state or local property tax is payable as a result of the transfer of its OP Units to the Partnership or STAG REIT, the undersigned Limited Partner shall assume and pay such transfer tax.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

Dated:
(Please Print Name of Limited Partner)

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:
Address:

Social security or identifying number:

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Exhibit E

CONSTRUCTIVE OWNERSHIP DEFINITION

The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  Generally, as of the date of the Agreement, these rules provide the following:

a.                                       an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

b.                                      an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners or beneficiaries;

c.                                       an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);

d.                                      if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any Person, such Person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such Person so owns bears to the value of all the stock in such corporation;

e.                                       an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% or greater capital interest or profits interest in a partnership or limited liability company, or by or to or for a beneficiary of an estate or trust shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);

f.                                         if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any Person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such Person;

g.                                      if any Person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such Person;

h.                                      an Ownership Interest that is constructively owned by a Person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such Person; provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another Person the constructive owner of such Ownership Interest; (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason

E-1

of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another Person the constructive owner of such Ownership Interest; (iii) if an Ownership Interest may be considered as owned by an individual under paragraph (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any stockholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any Person.

i.                                          For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

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Exhibit F

NOTICE OF CONVERSION

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in STAG Industrial Operating Partnership, L.P. (the “Partnership”) set forth below into OP Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time; and (ii) directs that any cash in lieu of OP Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:
(Please Print Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)	(City) (State) (Zip Code)

Signature Guaranteed by:

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Exhibit G

NOTICE OF FORCED CONVERSION

STAG Industrial Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into OP Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented and restated from time to time.

Name of LTIP Unitholder:

Number of LTIP Units to be Converted:

Date of this Notice:

G-1

Exhibit H

SCHEDULE OF PARTNERS’ OWNERSHIP
WITH RESPECT TO TENANTS

[None.]

H-1